UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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PANTHEON CHINA ACQUISITION CORP.

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PANTHEON CHINA ACQUISITION CORP.
Suite 10-64, #9 Jianguomenwai Avenue
Chaoyang District
Beijing, China, 100600

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2008

TO THE STOCKHOLDERS OF PANTHEON CHINA ACQUISITION CORP.:

You are cordially invited to attend a special meeting of stockholders of Pantheon China Acquisition Corp. (“Pantheon”) to be held on December 14, 2008 for the sole purpose of considering and voting upon two proposals to amend Pantheon’s certificate of incorporation (the “Extension Amendment”) to:

•	extend the date before which Pantheon must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate; and

•
allow holders of less than 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Pantheon’s initial public offering (the “IPO”).

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Pantheon’s board of directors will abandon the Extension Amendment unless each of the above proposals are approved by stockholders.

The Pantheon board of directors has fixed the close of business on November 19, 2008 as the date for determining Pantheon stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Pantheon common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

The purpose of the Extension Amendment is to allow Pantheon more time to complete its proposed business combination with China Cord Blood Services Corporation, a Cayman Islands exempted company, pursuant to the Agreement and Plan of Merger, Conversion and Share Exchange, dated as of November 3, 2008 (the “Merger Agreement”). This transaction is referred to as the “business combination,” and China Cord Blood Services Corporation and certain of its direct and indirect subsidiaries are referred to collectively as “CCBS.”

If the Extension Amendment is not approved and the proposed business combination is not consummated by December 14, 2008, Pantheon will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. Pantheon cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Pantheon fails to consummate a business combination within the time period allotted, Pantheon will seek the approval of its common stockholders for a plan of dissolution and distribution. In the event Pantheon seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Pantheon’s dissolution and will not be released, unless and until such approval is obtained from Pantheon’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the public stockholders as part of the plan of dissolution and distribution.

On November 4, 2008, Pantheon filed a Form 8-K reporting the execution and delivery of the Merger Agreement with the U.S. Securities and Exchange Commission (the “SEC”).

The transaction with CCBS is considered a “business combination” under Pantheon’s certificate of incorporation, which currently provides that if Pantheon does not consummate a business combination by December 14, 2008, Pantheon will dissolve and distribute to its public stockholders the funds available in the trust account established in Pantheon’s IPO, with any remaining net assets being distributed to its common stockholders. As explained below, there is a likelihood that Pantheon will be unable to complete the business combination by that date. Pantheon’s board of directors believes that stockholders will benefit from Pantheon’s business combination with CCBS and is therefore proposing a one-time amendment to Pantheon’s certificate of incorporation to extend that date to September 30, 2009, and to make other corresponding changes in the certification of incorporation.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with CCBS if and when it is submitted to stockholders, and Pantheon expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement/prospectus that will be filed with the SEC in the next several weeks (but in any event prior to the mailing of this proxy statement to Pantheon’s shareholders).

Extending the period during which Pantheon could consummate a business combination was not contemplated by its IPO prospectus. Since the completion of its IPO, Pantheon has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Pantheon began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Pantheon identified and reviewed information with respect to more than 150 possible target companies, three of which (not including CCBS) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between Pantheon and CCBS management commenced in July 2008. From July 7, 2008 until November 3, 2008, Pantheon, while also involved in due diligence activities, engaged in negotiations with CCBS and its shareholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on November 3, 2008.

As Pantheon believes the CCBS business combination to be in the best interests of Pantheon’s stockholders, and because Pantheon may not be able to conclude the business combination with CCBS by December 14, 2008, Pantheon has determined to seek stockholder approval to extend the time for closing the business combination beyond December 14, 2008 to September 30, 2009. If the Extension Amendment is approved, Pantheon expects to seek stockholder approval of the proposed redomestication and business combination with CCBS in the near future.

The conversion rights of Pantheon’s public common stock provide that if holders of 1,150,000 or more public shares (which number represents 20% or more of the outstanding shares of public common stock) vote against the proposed business combination with CCBS and elect to convert their shares into a portion of the funds available in the trust account, Pantheon will not complete the business combination, and Pantheon will be liquidated. Pantheon believes that these conversion rights were included to protect Pantheon’s public stockholders from having to sustain their investments for an unreasonably long period if Pantheon failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Pantheon also believes that, given Pantheon’s expenditure of time, effort and money on the proposed business combination with CCBS, circumstances warrant providing those public stockholders who might find CCBS to be an attractive investment an opportunity to consider the business combination with CCBS. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 1,150,000 or more public shares are voted against the Extension Amendment, Pantheon’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stock. Pantheon estimates that the per share liquidation value of the trust account as of October 31, 2008 is approximately $5.98. The closing price of Pantheon’s public common stock on November 5, 2008 was $5.81.

If holders of fewer than 1,150,000 public shares vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their shares, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Public shareholders may elect to convert their shares into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of public shares will retain their right to convert their shares into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures that will be described in the Form S-4 Registration Statement with the SEC in the next several weeks (but in any event prior to the mailing of this proxy statement to Pantheon’s shareholders) in connection with the redomestication and the business combination.

Subject to the foregoing, the affirmative vote of a majority of Pantheon’s outstanding common stock, voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.

Pantheon will only ask you once to extend the period during which a business combination may be completed. If the Extension Amendment is approved, Pantheon will amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination.

In considering the Extension Amendment, Pantheon’s stockholders should be aware that because the Pantheon IPO prospectus did not contemplate the possibility of extending the date by which Pantheon must complete a business combination to avoid liquidation, such stockholders may have securities law claims against Pantheon. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in Pantheon incurring additional transaction expenses, and may also result in securities law and other claims against Pantheon whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Pantheon incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by Mark D. Chen. A consequence might be that holders of public shares who do not elect conversion at the time of the Extension Amendment vote but elect to convert their shares in connection with the proposed business combination vote will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

After careful consideration of all relevant factors, Pantheon’s board of directors has determined that the Extension Amendment is fair to and in the best interests of Pantheon and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Under Delaware law and Pantheon’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Dated: November 7, 2008

By Order of the Board of Directors,

/s/ Mark D. Chen
Mark D. Chen
Chief Executive Officer

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals, but you will not be able to convert your shares.

PANTHEON CHINA ACQUISITION CORP.
Suite 10-64, #9 Jianguomenwai Avenue
Chaoyang District
Beijing, China, 100600

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2008

PROXY STATEMENT

A special meeting of stockholders of Pantheon China Acquisition Corp. (“Pantheon”), a Delaware corporation, will be held at 11:00 a.m. Eastern standard time on December 14, 2008, at the offices of Pantheon’s counsel Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, for the sole purpose of considering and voting upon two proposals to amend Pantheon’s certificate of incorporation (the “Extension Amendment”) to:

•	extend the date before which Pantheon must complete a business combination, to avoid being required to liquidate, from December 14, 2008 to September 30, 2009; and

•
allow holders of up to 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Pantheon’s initial public offering (the “IPO”).

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Pantheon’s board of directors will abandon the Extension Amendment unless each of the above proposals are approved by stockholders.

A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of Pantheon’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, pro rata portions of the funds available in the trust account to the public stockholders voting against the Extension Amendment in lieu of later conversion or liquidation proceeds to which they would otherwise be entitled.

At the time the Extension Amendment becomes effective, Pantheon will also amend the trust account agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Pantheon stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Pantheon is permitted to consummate a business combination. See “Will you seek any further extensions of the deadline for consummation of a business combination?” in “Questions and Answers” for more information about amending the trust account agreement.

Under Delaware law and Pantheon’s bylaws, no other business may be transacted at the special meeting.

The record date for the special meeting is November 19, 2008. Record holders of Pantheon common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,000,000 outstanding shares of Pantheon common stock including 5,750,000 outstanding shares of Pantheon public common stock. Pantheon’s warrants do not have voting rights.

This proxy statement contains important information about the meeting and the proposal. Please read it carefully and vote your shares.

This proxy statement is dated November             , 2008 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q.	What is being voted on?
A. You are being asked to vote on two proposals to amend Pantheon’s certificate of incorporation (the “Extension Amendment”) to:

•     extend the date before which Pantheon must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate; and

•     allow holders of up to 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Pantheon’s board of directors will abandon the Extension Amendment unless each such proposal is approved by stockholders.

Your approval of the second proposal of the Extension Amendment will constitute your consent to the use of funds held in Pantheon’s trust account to pay, at the time the amendment becomes effective, and in exchange for surrender of shares, pro rata portions of the funds available in the trust account to public stockholders voting against both proposals contained in the Extension Amendment. This use requires amendment of the trust account agreement governing the trust account. At the time the Extension Amendment becomes effective, Pantheon will also amend the trust account agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Pantheon stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination.

Holders of public shares will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures that will be described in the Form S-4 Registration Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the redomestication and the business combination.

Under Delaware law and Pantheon’s bylaws, no other business may be transacted at the special meeting.

Q.	Why is Pantheon proposing to amend its certificate of incorporation?
A. Pantheon was organized to serve as a vehicle for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, or other similar business combination with an unidentified operating business having its operations in the People’s Republic of China (the “PRC”).

On November 3, 2008, Pantheon entered into an Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”) with China Cord Blood Services Corporation (“CCBS”) and certain of its shareholders (the “CCBS selling shareholders”) that contemplates a corporate redomestication of Pantheon to the Cayman Islands and a share exchange with the CCBS selling shareholders that, if approved, would result in Pantheon Cayman holding at least 88% of the outstanding ordinary shares of CCBS.

CCBS is a leading provider of cord blood banking services, including collection, processing and storage of cord blood stem cells of new born babies in China. Pantheon believes that a business combination with CCBS will provide Pantheon stockholders with an opportunity to invest in a company with significant growth potential.

Pantheon expects to seek stockholder approval of the proposed redomestication and business combination as soon as possible after completion of the SEC review process of the Form S-4 registration statement to be filed with the SEC in the next several weeks (but in any event prior to the mailing of this proxy statement to Pantheon’s shareholders) in connection with the redomestication and business combination.

Pantheon’s proposed business combination with CCBS qualifies as a “business combination” under Pantheon’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by December 14, 2008, Pantheon will be liquidated. As explained below, Pantheon may not be able to complete the business combination by December 14, 2008 given when the merger agreement was signed and the actions that must occur prior to closing.

Pantheon believes the business combination with CCBS to be in the best interests of Pantheon’s stockholders, and because there is a likelihood that Pantheon will not be able to conclude the business combination with CCBS by December 14, 2008, Pantheon has determined to seek stockholder approval to extend the time for completion of the business combination from December 14, 2008 to September 30, 2009.

Pantheon’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the December 14, 2008 deadline. Pantheon’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Pantheon believes that these provisions were included to protect Pantheon’s public stockholders from having to sustain their investments for an unreasonably long period if Pantheon failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Pantheon also believes that given Pantheon’s expenditure of time, effort and money on the proposed business combination with CCBS, circumstances warrant providing those public stockholders who might find CCBS to be an attractive investment an opportunity to consider the business combination with CCBS.

Even if the Extension Amendment is approved by the requisite vote of stockholders, if holders of 20% or more of the outstanding public shares vote against the Extension Amendment and exercise their conversion rights, the board of directors will abandon the Extension Amendment. Pantheon will, at that point, most likely liquidate unless it has reason to believe it can conclude the CCBS business combination by December 14, 2008.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with CCBS if and when it is submitted to stockholders, and Pantheon expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Q.	Why should I vote for the Extension Amendment?
A. Extending the period during which Pantheon could consummate a business combination was not contemplated by its IPO prospectus. Since the completion of its IPO, Pantheon has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Pantheon began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Pantheon identified and reviewed information with respect to more than 150 possible target companies, three of which (not including CCBS) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between Pantheon and CCBS management commenced in July 2008. From July 7, 2008 until November 3, 2008, Pantheon, while also involved in due diligence activities, engaged in negotiations with CCBS and its shareholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on November 3, 2008.

As Pantheon believes the CCBS business combination to be in the best interests of Pantheon’s stockholders, and because Pantheon may not be able to conclude the business combination with CCBS by December 14, 2008, Pantheon has determined to seek stockholder approval to extend the time for closing the business combination beyond December 14, 2008 to September 30, 2009. If the Extension Amendment is approved, Pantheon expects to seek stockholder approval of the proposed redomestication and business combination with CCBS in the near future.

Pantheon has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. Pantheon did not request Morris James to opine on whether the clause currently contained in Article Sixth of its charter prohibiting amendment of Article Seventh prior to consummation of a business combination was valid when adopted. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Morris James’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Pantheon’s board of directors believes that it is in the best interests of Pantheon’s stockholders to propose extending that deadline.

Q.	How do the Pantheon insiders intend to vote their shares?
A. All of Pantheon’s directors, executive officers and their affiliates are expected to vote any common stock (including any public common stock owned by them) in favor of the Extension Amendment. On the record date, directors and executive officers of Pantheon and their affiliates beneficially owned and were entitled to vote 1,250,000 shares of Pantheon common stock, representing approximately 17.86% of Pantheon’s issued and outstanding common stock.

In addition, affiliates of CCBS or Pantheon may choose to buy shares of Pantheon public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Pantheon public common stock purchased by affiliates of CCBS or Pantheon will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with CCBS is not consummated and Pantheon is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Q.	What vote is required to adopt the Extension Amendment?
A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Pantheon’s outstanding common stock on the record date voting for all proposals contained in the Extension Amendment.

Pantheon believes that the conversion rights afforded public stockholders in its IPO prospectus were included to protect such stockholders from having to sustain their investments for an unreasonably long period if Pantheon failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Pantheon also believes that given Pantheon’s expenditure of time, effort and money on the proposed business combination with CCBS, circumstances warrant providing those public stockholders who might find CCBS to be an attractive investment an opportunity to consider the business combination with CCBS. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 1,150,000 or more public shares are voted against the Extension Amendment, Pantheon’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders.

Pantheon will then determine whether there is any possibility of completing the CCBS business combination by December 14, 2008. If not, Pantheon’s board of directors would commence liquidation proceedings.

Q.	Since Pantheon’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?
A. You should be aware that because extending the period during which Pantheon could consummate a business acquisition was not contemplated by its IPO prospectus, each stockholder may have securities law claims against Pantheon for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $6.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Pantheon’s IPO (which, in the case of public stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the CCBS business combination may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Pantheon’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Pantheon incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed CCBS business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. Pantheon cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to public stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against Pantheon, you should also be aware that if the Extension Amendment is approved, Pantheon will incur substantial additional expenses in seeking to complete the business combination with CCBS, in addition to expenses incurred in proposing the Extension Amendment. Pantheon does not have sufficient funds outside of the trust account to pay these obligations. Pantheon expects the combined company would ultimately bear these expenses if the proposed business combination is completed. If the business combination is not completed and these obligations are not met, fully or at all, it is possible that vendors that have not waived their right to funds held in the trust account could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the trust account upon liquidation. In connection with the IPO, Mark D. Chen agreed to indemnify Pantheon for debts and obligations to vendors that are owed money by Pantheon, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. Therefore, if the business combination is not consummated and vendors that have not signed waivers sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and Mr. Chen would be required to fulfill his indemnification obligations. To the extent that he fails to fulfill his indemnification obligations, the trust account may be depleted. All of Pantheon’s directors and officers reside outside of the United States, and have not consented to service of process in the United States or to the jurisdiction of any United States court. Therefore, it may be difficult for Pantheon to enforce its legal rights, to effect service of process upon its foreign directors or officers or to enforce judgments of United States courts. See “Summary—Enforceability of Civil Liabilities Against Non-U.S. Persons.”

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q.	What if I don’t want to vote for the Extension Amendment?
A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into cash only if you vote against each proposal of the Extension Amendment and elect conversion (or if you exercise your conversion rights upon voting against the business combination with CCBS). If you vote “FOR” any of the proposals included in the Extension Amendment or abstain or do not vote on any of the proposals included in the Extension Amendment, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account if the business combination with CCBS is approved and completed and you vote against the business combination and elect conversion. However, as explained in “Summary — The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against Pantheon whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a public stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

If you vote against the Extension Amendment and exercise your conversion right with respect to your public shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

If the Extension Amendment is approved, and less than 20% of the outstanding public shares are voted against it, Pantheon will afford the public stockholders voting against the Extension Amendment and exercising their conversion rights, the opportunity to receive, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. The rights of public stockholders voting “FOR” the Extension Amendment (or abstaining or not voting) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.

Q.	Will you seek any further extensions of the deadline for consummation of a business combination?
A. No. Pantheon’s board of directors recognizes extending the period during which Pantheon could complete a business combination was not contemplated by its IPO prospectus. To minimize the deviation from Pantheon’s plans as described in that document, Pantheon will, at the time the Extension Amendment becomes effective, amend the trust account agreement to prohibit any further changes in the distribution of trust account funds, including the date of such distribution, unless each and every Pantheon stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination. In practical terms, this means a further extension will not happen.

Q.	What happens if the Extension Amendment isn’t approved?
A. If the Extension Amendment is not approved and the proposed business combination is not consummated by December 14, 2008, Pantheon will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. The holders of common stock will be entitled to receive any remaining net assets. Pantheon does not currently expect that any amounts will be available to distribute to its common stockholders. There will be no distribution from the trust account with respect to Pantheon’s warrants.

Pantheon cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Pantheon fails to consummate a business combination within the time period allotted, Pantheon will seek the approval of its common stockholders for a plan of dissolution and distribution. In the event Pantheon seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Pantheon’s dissolution and will not be released unless and until such approval is obtained from Pantheon’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the public stockholders as part of the plan of dissolution and distribution.

Q.	If the Extension Amendment is approved, what happens next?
A. Pantheon is continuing its efforts to complete the proxy statement and registration materials relating to the proposed business combination with CCBS, which will involve:

•     completing the review process with respect to the proxy materials to be submitted to the SEC in the next several weeks (but in any event prior to the mailing of this proxy statement to Pantheon’s shareholders);

•     establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and

•     holding a special meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a likelihood that Pantheon will not be able to complete all of these tasks prior to Pantheon’s liquidation date unless the Extension Amendment is approved), and Pantheon expects to submit the proposed business combination to stockholders for their approval promptly after SEC review is completed. If stockholders approve the proposed business combination, Pantheon expects to consummate the business combination as soon as possible following stockholder approval.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with CCBS if and when it is submitted to stockholders, and Pantheon expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Q.	Would I still be able to exercise my conversion rights if I vote against the business combination with CCBS?
A. Unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with CCBS when it is submitted to stockholders. If you disagree with the business combination, you will be entitled to exercise your conversion right if you:

•      vote against the business combination;

•      continue to hold your shares through the consummation of the business combination;

•      elect to convert your shares; and then

•      tender your stock certificate(s).

As explained in “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment will result in Pantheon incurring substantial additional transaction expenses, and may also result in claims against Pantheon whose holders might seek to have the claims satisfied from funds in the trust account, both of which could result in depletion of the trust account, thereby reducing a public stockholder’s pro rata portion of the trust account upon a conversion in connection with the business combination or a liquidation.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?
A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.	What will happen if I abstain from voting or fail to vote?
A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, except that, with respect to the outstanding public shares, it will not count toward the 20% “against” vote that, together with a conversion election with respect to 20% or more of the public shares, would result in the Extension Amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the business combination with CCBS is approved, and you voted against it).

Q.	How do I change my vote?
A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Pantheon’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Pantheon located at Suite 10-64, #9 Jianguomenwai Avenue, Chaoyang District, Beijing, China, 100600, Attn: Secretary.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?
A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Who can help answer my questions?	If you have questions, you may write or call: Advantage Proxy 24925 13th Place South Des Moines, WA 98198 (206) 870-8565

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

Pantheon

Pantheon is a blank check company organized as a corporation under the laws of the State of Delaware on April 10, 2006. It was formed to effect a business combination with an unidentified operating business having its operations in the PRC. In December 2006, it consummated its IPO from which it derived gross proceeds of $34.5 million, including proceeds from the partial exercise of the underwriters’ over-allotment option. The net proceeds of the IPO plus amounts raised in a private placement completed prior to the IPO, or $32,747,500, were deposited in a trust account. Except as discussed in the Extension Amendment, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to Pantheon stockholders that vote against the business combination and exercise their conversion rights. Other than its IPO and the pursuit of a business combination, Pantheon has not engaged in any business to date.

The mailing address of Pantheon’s principal executive office is Suite 10-64, #9 Jianguomenwai Avenue, Chaoyang District, Beijing, China, 100600, and its telephone number is 86-10-8532270

The Proposed Business Combination

On November 3, 2008, Pantheon, Pantheon Arizona Corp. (“Pantheon Arizona”), an Arizona corporation and wholly owned subsidiary of Pantheon, CCBS, GM and certain of CCBS’s shareholders entered into the Merger Agreement.

Redomestication to the Cayman Islands

Pursuant to the Merger Agreement, upon stockholder approval, Pantheon will complete a corporate reorganization that would result in holders of Pantheon securities holding securities in China Cord Blood Services Holdings Corporation (“Pantheon Cayman”), a Cayman Islands exempted company rather than in Pantheon, a Delaware corporation. The reorganization involves two steps. First, Pantheon, the current Delaware corporation, will effect a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “GCL”) in which it will merge with and into Pantheon Arizona, its wholly owned Arizona subsidiary, with Pantheon Arizona surviving the merger. Second, after the merger, Pantheon Arizona will become Pantheon Cayman, a Cayman Islands company, pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law. The reorganization will change Pantheon’s place of incorporation from Delaware to the Cayman Islands. The entire two-step transaction is referred to as the “redomestication.”

The redomestication will result in all of Pantheon’s issued and outstanding shares of common stock immediately prior to the redomestication converting into ordinary shares of Pantheon Cayman, and all units, warrants and other rights to purchase Pantheon’s common stock immediately prior to the redomestication being exchanged for substantially equivalent securities of Pantheon Cayman. Pantheon expects that the shares of Pantheon Cayman shall continue to be quoted on the OTC BB or such other public trading market on which its shares may be trading at such time. Pantheon will cease to exist and Pantheon Cayman will be the surviving corporation. In connection therewith, Pantheon Cayman will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Pantheon, including any and all agreements, covenants, duties and obligations of Pantheon set forth in the Merger Agreement.

Business Combination with CCBS; Acquisition Consideration

Immediately following the redomestication, Pantheon Cayman will acquire each issued and outstanding ordinary share of CCBS held by the CCBS selling shareholders in exchange for an aggregate of up to 57,851,240 Pantheon Cayman ordinary shares . The share exchange is referred to as the “business combination.” In addition, Pantheon Cayman has agreed to issue the senior management up to an additional 9,000,000 Pantheon Cayman warrants pursuant to an earn-out provision in the Merger Agreement based on the increase of new subscribers during the fiscal years ending March 31, 2009, 2010 and 2011. See the section entitled “The CCBS Business Combination” for a discussion of the specific terms of the earn-out provision.

Pursuant to the Merger Agreement, the redomestication will not be consummated unless the business combination is also approved. Similarly, the business combination will not take place unless the redomestication is also approved.

Upon the consummation of the redomestication and the business combination, Pantheon Cayman will own at least 88% of the issued and outstanding ordinary shares of CCBS.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with CCBS if and when it is submitted to stockholders, and Pantheon expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

The Extension Amendment

The Amendment

Pantheon is proposing to amend its certificate of incorporation to:

•	extend the date before which Pantheon must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate; and

•	allow holders of up to 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account.

A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of Pantheon’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, pro rata portions of the funds available in the trust account to the public stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

At the time the Extension Amendment becomes effective, Pantheon will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Pantheon stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination.

If the Extension Amendment Is Not Approved

If the Extension Amendment is not approved and Pantheon does not consummate a business combination by December 14, 2008, it is required by its certificate of incorporation to take all actions necessary to liquidate and dissolve as soon as reasonably practicable. The proposed business combination with CCBS is effectively the only business combination that Pantheon could complete by that date.

Pantheon cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Pantheon fails to consummate a business combination within the time period allotted, Pantheon will seek the approval of its common stockholders for a plan of dissolution and distribution. In the event Pantheon seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Pantheon’s dissolution and will not be released unless and until such approval is obtained from Pantheon’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the public stockholders as part of the plan of dissolution and distribution.

If the Extension Amendment Is Approved

If the Extension Amendment is approved, Pantheon expects to call a special meeting of stockholders to approve the redomestication and business combination with CCBS in the near future, after the SEC has had the opportunity to review and comment on the proxy statement. Approval of the redomestication will require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Pantheon’s common stock . Under Pantheon’s certificate of incorporation, the holders of a majority of the public shares cast at the special meeting of stockholders must approve the proposed business combination. Upon receipt of the foregoing approvals, unless holders of 20% or more of the outstanding public shares vote against the business combination and request conversion of their shares into a pro rata portion of the funds available in the trust account, Pantheon will consummate the redomestication and business combination pursuant to the terms of the Merger Agreement.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 20% of the public shares may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account. If holders of 20% or more of the outstanding public shares so elect, Pantheon’s board of directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock.

Possible Claims Against and Impairment of the Trust Account

You should be aware that because extending the period during which Pantheon could consummate a business combination was not contemplated by its IPO prospectus, you may have securities law claims against Pantheon for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled on conversion or liquidation.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Pantheon’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Pantheon incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Pantheon cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of payments to stockholders of trust account funds upon conversion or liquidation. See “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account.”

Aside from possible securities law claims against Pantheon, you should also be aware that if the Extension Amendment is approved, Pantheon will incur substantial expenses in seeking to complete the business combination with CCBS, in addition to expenses incurred in proposing the Extension Amendment. Pantheon does not have sufficient funds outside of the trust account to pay these expenses. Pantheon expects that Pantheon Cayman will ultimately bear these expenses if the proposed business combination with CCBS is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Mark D. Chen has to Pantheon only if the vendors were to successfully recover any amounts from the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to public stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a public stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

The Special Meeting

Date, Time and Place. The special meeting of Pantheon’s stockholders will be held at 11:00 a.m., Eastern standard time, on December 14, 2008, at the offices of Pantheon’s counsel Loeb & Loeb LLP at 345 Park Ave, New York, NY 10154.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Pantheon common stock at the close of business on November 19, 2008, the record date for the special meeting. You will have one vote per proposal for each Pantheon common share you owned at that time. Pantheon warrants do not carry voting rights.

Votes Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Pantheon’s common stock outstanding on the record date voting for all proposals contained in the Extension Amendment. However, Pantheon’s board of directors will abandon the Extension Amendment, if holders of more than 1,150,000 of the public shares (which number represents 20% or more of the outstanding shares of public common stock) vote against it and exercise their conversion rights.

At the close of business on November  , 2008, there were 7,000,000 outstanding shares of Pantheon common stock each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against each proposal. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into trust account proceeds only if you voted against the Extension Amendment (or if you subsequently exercise your conversion rights after voting against the CCBS business combination).

If you vote “FOR” the Extension Amendment, abstain or do not vote, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account in connection with the vote on a business combination if the business combination is approved and you elect conversion at such vote.

Whether or not the Extension Amendment is approved, if the business combination is not completed by the date specified in Pantheon’s certificate of incorporation (including any later date if the Extension Amendment is approved), all public stockholders will be entitled to share in the liquidation of the trust account.

Conversion. If you are a public stockholder, you may demand conversion of your shares by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified on page 30. You will only be entitled to receive cash for these shares if you continue to hold them through the effective date of the Extension Amendment.

See the section entitled “The Extension Amendment – Conversion Procedure” for more information on how to demand conversion of your shares.

Proxies; Board Solicitation. Your proxy is being solicited by the Pantheon board of directors on the proposal to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

Pantheon has retained Advantage Proxy to assist it in soliciting proxies. If you have questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy at (206) 870-8565. Pantheon has agreed to pay Advantage Proxy a fee of $10,000 plus expenses for its services in connection with the special meeting.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences to the stockholders of Pantheon who choose to exercise their conversion rights. This discussion applies only to stockholders of Pantheon who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold the stock of Pantheon as a “capital asset,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of such conversion. The discussion does not address the tax considerations applicable to particular stockholders based on their individual circumstances, or to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt entities, mutual funds, and foreign persons). In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock through such entities. The discussion also does not describe the tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively.

Pantheon has not obtained a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will not take a different position, or that position will not be sustained.

Because of the complexity of the tax laws and because the tax consequences to Pantheon or any particular stockholder of Pantheon may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences of any conversion transaction, including tax reporting requirements, the applicability and effect of federal, state, local, foreign and other applicable tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences to Stockholders of Pantheon who Exercise Conversion Rights

Gain or Loss on Conversion. A stockholder of Pantheon who exercises its conversion rights generally should recognize gain or loss for U.S. federal income tax purposes on the conversion equal to the difference between (1) the amount of cash received by such stockholder pursuant to the conversion and (2) such stockholder’s tax basis in its stock in Pantheon.

A stockholder’s gain or loss generally should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a stockholder of Pantheon pursuant to the conversion generally should be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the conversion generally should be a capital gain or loss, and should be a long-term capital gain or loss if the share has been held for more than one year, and a short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Backup Withholding. Unless a stockholder of Pantheon complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to backup withholding tax with respect to payments received pursuant to the conversion. The backup withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Pantheon’s Recommendation to Stockholders

After careful consideration of all relevant factors, Pantheon’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Pantheon and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment. See the section entitled “The Extension Amendment – The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.”

Pantheon has received an opinion from special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Pantheon did not request Morris James to opine on whether the clause currently contained in Article Sixth of its charter prohibiting amendment of Article Seventh prior to consummation of a business combination was valid when adopted, and in light of its current financial condition, Pantheon has not sought advice of counsel on that question from any other source. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Morris James’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Interests of Pantheon’s Officers and Directors

When you consider the recommendation of the Pantheon board of directors, you should keep in mind that Pantheon’s executive officers and members of Pantheon’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. See the section entitled “The Extension Amendment – Interests of Pantheon’s Officers and Directors.”

Stock Ownership

Information concerning the holders of certain Pantheon stockholders is set forth below under “Beneficial Ownership of Securities.”

Enforceability of Civil Liabilities Against Non-U.S. Persons

Upon completion of the redomestication contemplated in the business combination with CCBS, Pantheon Cayman will be a company registered by way of continuance as an exempted company under the laws of the Cayman Islands and, upon completion of the business combination with CCBS, its subsidiaries and operating companies will be incorporated under the laws of the Cayman Islands and the PRC, and will operate only in the PRC. Substantially all of the assets of Pantheon Cayman and its subsidiaries, including the CCBS entities, will be located in the PRC. In addition, the majority of Pantheon Cayman’s officers and directors will reside outside the United States and all or a substantial portion of the assets of these persons may be located outside the United States. Additionally, all of Pantheon’s current directors and officers reside outside of the United States.

Although the PRC and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters, service under this treaty is cumbersome and time consuming and may not result in adequate notice, such that any judgment based on service thereunder may be reopened, relitigated and overturned. Therefore, a stockholder should understand it is not likely that service of process upon Pantheon Cayman or its subsidiaries, its officers and directors, or its assets will be obtainable within the United States or for actions originating in the United States.

It will be difficult for stockholders to enforce outside the United States a judgment against Pantheon Cayman or its subsidiaries or its assets obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, it may not be possible for stockholders to effect service of process within the United States upon them, or to enforce against them any judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

THE SPECIAL MEETING

Pantheon is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Pantheon board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. The special meeting will be held at 11:00 a.m., Eastern standard time, on December 14, 2008, at the offices of Pantheon’s counsel Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, to vote on the proposals to approve the Extension Amendment.

Purpose. At the special meeting, holders of Pantheon common stock and will be asked to approve the Extension Amendment consisting of the following two amendments to Pantheon’s certificate of incorporation:

•	to extend the date before which Pantheon must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate; and

•
to allow holders of up to 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Pantheon’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares, pro rata portions of the funds available in the trust account to public stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Pantheon will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Pantheon stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination.

After careful consideration of all relevant factors, Pantheon’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Pantheon and its stockholders. The board of directors has approved and declared advisable the Extension Proposal, and recommends that you vote “FOR” the adoption of the Extension Proposal.

Because of the business combination provisions of Pantheon’s certificate of incorporation, if the proposed business combination with CCBS is not completed by December 14, 2008, Pantheon will dissolve and return the funds in the trust account, pro rata, to holders of its public shares, unless stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and Pantheon’s bylaws, no other business may be transacted at the special meeting.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with CCBS if and when it is submitted to stockholders, and Pantheon expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Record Date; Who is Entitled to Vote. The record date for the special meeting is November 19, 2008. Record holders of Pantheon common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 7,000,000 outstanding shares of Pantheon common stock (including 5,750,000 outstanding shares of Pantheon public common stock), each of which entitles its holder to cast one vote per proposal.

Vote Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Pantheon’s outstanding common stock and voting for all proposals contained in the Extension Amendment.

In accordance with public stockholders’ conversion rights under Pantheon’s certificate of incorporation, if holders of 1,150,000 or more public shares (which number represents 20% or more of the outstanding public common stock) vote against the proposed business combination with CCBS and elect to convert their shares into a pro rata portion of the funds available in the trust account, Pantheon will not complete the business combination and will be liquidated, with the amount remaining in the trust account returned to all holders of public shares. Pantheon believes that these conversion rights were included to protect Pantheon’s public stockholders from having to sustain their investments for an unreasonably long period if Pantheon failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Pantheon also believes that given Pantheon’s expenditure of time, effort and money on the proposed business combination with CCBS, circumstances warrant providing those public stockholders who might find CCBS to be an attractive investment an opportunity to consider the business combination with CCBS. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 1,150,000 or more public shares are voted against the Extension Amendment, Pantheon’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders. Pantheon will, at that point, most likely liquidate unless it has reason to believe it can conclude the CCBS business combination by December 14, 2008.

If holders of fewer than 1,150,000 public shares vote against the Extension Amendment and elect conversion, Pantheon will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. Public shareholders may elect to convert their shares into a portion of the funds available in the trust account only if they voted against all the proposals included in the Extension Amendment. Your approval of the second component of the Extension Amendment will constitute your consent to the use of trust account proceeds to pay such amounts to public stockholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust account agreement governing the trust account, which Pantheon will complete if the Extension Amendment is approved. The right of the remaining holders of public shares to have their shares converted into trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% “against” vote that, together with a conversion election with respect to 20% or more of the outstanding public shares, would result in the amendment’s abandonment, and public stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although public stockholders would retain the right to exercise conversion rights if the CCBS business combination is approved, and they voted against the business combination).

All of Pantheon’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Pantheon and their affiliates beneficially owned and were entitled to vote 1,250,000 shares of Pantheon common stock, representing approximately 17.86 % of Pantheon’s issued and outstanding common stock.

In addition, affiliates of CCBS or Pantheon may choose to buy shares of Pantheon public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Pantheon public common stock purchased by affiliates of CCBS or Pantheon will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with CCBS is not consummated and Pantheon is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card.    If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Pantheon board of directors, which is “FOR” the Extension Amendment.

By telephone or on the internet.    You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card. If you vote this way, however, you will not be able to exercise conversion rights.

You can attend the special meeting and vote in person.    You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•
Notifying Pantheon, located at Suite 10-64, #9 Jianguomenwai Avenue, Chaoyang District, Beijing, China, 100600, Attention: Secretary, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 20% disapproval vote that, together with a conversion election with respect to 20% or more of the outstanding public shares, would result in the Extension Amendment’s abandonment.

Questions About Voting. Pantheon has retained Advantage Proxy to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy at (206) 870-8565. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs. Pantheon is soliciting proxies on behalf of the Pantheon’s board of directors. This solicitation is being made by mail but also may be made in person. Pantheon and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this. Pantheon has agreed to pay Advantage Proxy a fee of $10,000 plus expenses.

Pantheon will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Pantheon will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Pantheon stockholders is set forth below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

Pantheon is proposing to amend its certificate of incorporation to:

•	extend the date before which Pantheon must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate; and

•	allow holders of up to 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Pantheon’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares, pro rata portions of the funds available in the trust account to public stockholders voting against the Extension Amendment and electing to convert their shares. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Pantheon will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Pantheon stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination.

A copy of the proposed amendment to the certificate of incorporation of Pantheon is annexed to this proxy statement as Annex A.

Reasons for the Proposal

Pantheon’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the December 14, 2008 deadline. Pantheon’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Pantheon believes that these provisions were included to protect Pantheon’s public stockholders from having to sustain their investments for an unreasonably long period if Pantheon failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Pantheon also believes that given Pantheon’s expenditure of time, effort and money on the proposed business combination with CCBS, circumstances warrant providing those who believe they might find CCBS to be an attractive investment an opportunity to consider the business combination with CCBS. Pantheon is also affording public stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, Pantheon believes that the Extension Amendment is consistent with the spirit in which Pantheon offered its securities to the public.

Since the completion of its IPO, Pantheon has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements of the business combination target. Promptly following Pantheon’s IPO, Pantheon began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Pantheon identified and reviewed information with respect to more than 150 possible target companies, three of which (not including CCBS) were provided with a detailed term sheet and/or a preliminary letter of intent.

Pantheon first met with CCBS management in July 2008. From July 7, 2008 until November 3, 2008, Pantheon, while also involved in due diligence activities, engaged in negotiations with CCBS and its shareholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on November 3, 2008.

Pantheon’s proposed business combination with CCBS qualifies as a “business combination” under Pantheon’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by December 14, 2008, Pantheon will be liquidated. Pantheon may not be able to complete the business combination by December 14, 2008 given when the merger agreement was signed and the actions that must occur prior to closing.

As Pantheon’s board of directors believes the CCBS transaction to be in the best interests of Pantheon’s stockholders, and because Pantheon may not be able to conclude the business combination with CCBS by December 14, 2008, Pantheon has determined to seek stockholder approval to extend the time for closing the transaction beyond December 14, 2008 to September 30, 2009. If the Extension Amendment is approved, Pantheon expects to seek stockholder approval of the proposed business combination with CCBS as soon as possible after completion of the SEC review process of the Form S-4 registration statement to be filed with the SEC in the next several weeks (but in any event prior to the mailing of this proxy statement to Pantheon’s shareholders) in connection with the CCBS business combination. Pantheon management will not pursue any other business combination, even if the proposed CCBS business combination is abandoned, or attempt any extension of the business combination deadline beyond September 30, 2009, if the business combination cannot be completed by that date. In addition, the purpose of amending the trust account agreement, at the time the Extension Amendment becomes effective, to prohibit any further changes in the distribution of the trust account funds is to effectively preclude any additional extension of the period in which Pantheon is permitted to consummate a business combination.

If the Extension Amendment is not approved and Pantheon is unable to complete the CCBS business combination by December 14, 2008, Pantheon will be required to liquidate and distribute the trust account proceeds to holders of its public shares. In considering the Extension Amendment, Pantheon’s board of directors came to the conclusion that the potential benefits of the proposed CCBS business combination to Pantheon and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 20% of the outstanding public shares may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account. If holders of 20% or more of the outstanding public shares so elect, Pantheon’s board of directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock. Based on the trust account balance as of October 31, 2008, if the maximum permissible number of public shares elect conversion in connection with the Extension Amendment, or 1,149,999 public shares, without its being abandoned, a total of approximately $6,871,630 of the trust account would be disbursed, leaving approximately $27,486,551. If the Extension Amendment is approved and the proposed business combination with CCBS is presented to Pantheon stockholders for approval, public stockholders who did not vote against and convert their shares in connection with the Extension Amendment will have the same right to vote against the business combination with CCBS and convert their shares. If maximum permissible number of public shares elected conversion in connection with the Extension Amendment and the maximum permissible number of public shares elect conversion in connection with the business combination with CCBS, approximately another $5,497,304 of the trust account would be disbursed, leaving approximately $21,989,247 available for the combined company after the business combination with CCBS is completed.

Because of the two separate opportunities for public stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to the public stockholders could exceed the amount that would be distributed to dissenters from the proposed business combination with CCBS had it been approved before December 14, 2008 (without a previous vote on the Extension Amendment), resulting in less cash retained by Pantheon Cayman to meet its obligations and for use as operating capital, subsequent to the closing of the CCBS business combination. Pantheon believes that whatever that excess might be, it would be immaterial to the combined company after consummation of the CCBS acquisition.

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in Pantheon incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. Pantheon believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by public stockholders (or a liquidation, if dissenting votes equal 20% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if Pantheon were liquidated on December 14, 2008, and, if the proposed business combination is later disapproved, its public stockholders at that time would receive the same liquidation proceeds as if Pantheon were liquidated as of December 14, 2008.

However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from public stockholder conversions, which could result in the reduction of a public stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.

In connection with the IPO, Mark D. Chen agreed to indemnify Pantheon for debts and obligations to vendors that are owed money by Pantheon, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. These indemnification obligations would extend to transaction expenses to be incurred in connection with Pantheon’s seeking to complete the business combination with CCBS as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, Pantheon cannot assure you that Mr. Chen would be able to discharge his obligations if material liabilities are sought to be satisfied from the trust account. Additionally, all of Pantheon’s directors and officers (including Mr. Chen) reside outside of the United States, and have not consented to service of process in the United States or to the jurisdiction of any United States Court. Therefore, it may be difficult for Pantheon to enforce its legal rights, to effect service of process upon its foreign directors or officers or to enforce judgments of United States courts. See “Summary—Enforceability of Civil Liabilities Against Non-U.S. Persons.”

Possible Claims Against and Impairment of the Trust Account.

You should be aware that because extending the period during which Pantheon could consummate a business combination was not contemplated by its IPO prospectus, you may have securities law claims against Pantheon for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with CCBS may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Pantheon’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Pantheon incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Pantheon cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to public stockholders of trust account funds on conversion or liquidation.

Aside from possible securities law claims against Pantheon, you should also be aware that if the Extension Amendment is approved, Pantheon will incur substantial expenses in seeking to complete the business combination with CCBS, in addition to expenses incurred in proposing the Extension Amendment. Pantheon does not have sufficient funds outside of the trust account to pay these expenses. Pantheon expects that Pantheon Cayman will ultimately bear these expenses if the proposed business combination with CCBS is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Mark D. Chen has to Pantheon to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to public stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a public stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against Pantheon whose holders might seek to have the claims satisfied from funds in the trust account. Pantheon has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Pantheon common stock who successfully claim rescission could be awarded up to approximately $6.00 per share, based on the initial offering price of the units issued in Pantheon’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of Pantheon’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with CCBS would be completed, and such claims would not be extinguished by consummation of that transaction.

If Pantheon were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with Pantheon’s efforts to complete the CCBS business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of public shares not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which Pantheon becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the resources of Mark D. Chen, who has agreed to certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Pantheon for the full amount thereof on liquidation.

If Pantheon’s trust account is not depleted by liabilities for securities law claims or other expenses, all public stockholders would receive as of October 31, 2008, upon conversion or liquidation, approximately $5.98 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $6.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Pantheon has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of Pantheon’s current financial condition, its board of directors determined that an opinion would be of less value to Pantheon and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.

Pantheon has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for public stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, Pantheon’s board of directors believes it in the best interests of Pantheon’s stockholders to approve the Extension Amendment.

Forced Liquidation

If the Extension Amendment is not approved and the proposed business combination is not consummated by December 14, 2008, Pantheon will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. The holders of common stock will be entitled to receive any remaining net assets. Pantheon does not currently expect that any amounts will be available to distribute to its common stockholders. There will be no distribution from the trust account with respect to Pantheon’s warrants.

Pantheon cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Pantheon fails to consummate a business combination within the time period allotted, Pantheon will seek the approval of its common stockholders for a plan of dissolution and distribution. Pantheon expects that any plan of dissolution and distribution subsequent to the expiration of the deadline by which it must complete a business combination would proceed in approximately the following manner:

•	Pantheon’s board of directors will convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to Pantheon’s common stockholders;

•	Pantheon will prepare a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

•	Pantheon will then file a preliminary proxy statement with the SEC;

•
if the SEC does not review the preliminary proxy statement, then, at least 10 days after the preliminary proxy statement is filed, Pantheon will mail the proxy statements to its common stockholders and, approximately 30 days following the mailing it will convene a meeting of its common stockholders, at which they will either approve or reject the plan of dissolution and distribution; and

•
if the SEC reviews the preliminary proxy statement, Pantheon will be required to answer and comply with their comments. Pantheon will mail the proxy statements to its common stockholders following the conclusion of the comment and review process (the length of which it cannot predict with any certainty, and which may be substantial) and will convene a meeting of its common stockholders at which they will either approve or reject the plan of dissolution and distribution.

In the event Pantheon seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Pantheon’s dissolution and will not be released unless and until such approval is obtained from Pantheon’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the common stockholders, may result in substantial delays in the liquidation of the trust account to the public stockholders as part of the plan of dissolution and distribution.

Conversion Rights

If the Extension Amendment is approved (and not abandoned), and holders of less than 20% of the outstanding shares of public common stock vote against the Extension Amendment, Pantheon will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of public shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your shares into trust account proceeds only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the CCBS business combination). Abstaining or not voting on the Extension Amendment will not give you a right to convert your shares in connection with the Extension Amendment.

If you vote“FOR” the Extension Amendment, abstain, or do not vote, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:

•	vote against the business combination, as and when formally proposed to stockholders;

•	continue to hold your shares through the consummation of the business combination; and

•	tender your stock certificate(s) to Pantheon’s transfer agent prior to your vote.

Conversion Procedure

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them through the effective date of the Extension Amendment. If you vote by internet or telephone, you will not be able to exercise conversion rights.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to Pantheon’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Pantheon believes that approximately 80% of its shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Pantheon’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is Pantheon’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Pantheon does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a public stockholder tenders its shares and decides prior to the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a public stockholder tenders shares and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. Pantheon anticipates that a public stockholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension Amendment. Pantheon will hold the certificates of public stockholders that elect to convert their shares into a pro rata portion of the funds available in the trust account until such shares are converted to cash or returned to such stockholders.

If properly demanded, Pantheon will convert each share of public common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of October 31, 2008, this would amount to approximately $5.98 per share. If you exercise your conversion rights, you will be exchanging your shares of Pantheon common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and tender your stock certificate(s) to Pantheon’s transfer agent prior to your vote. If the Extension Amendment is not approved, these shares will not be converted into cash. However, if Pantheon is unable to complete the business combination with CCBS or another business combination by December 14, 2008 (unless such date is extended), it will be forced to liquidate and all holders of public shares will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Required Vote

The affirmative vote by holders of a majority of Pantheon’s outstanding common stock voting for all proposals contained in the Extension Amendment, is required to approve the Extension Amendment. However, Pantheon’s board of directors will abandon the Extension Amendment, if holders of 20% or more of the outstanding public shares vote against the Extension Amendment and elect to exercise their conversion rights. In that case, Pantheon will be required by its certificate of incorporation to liquidate and distribute the trust account proceeds to the holders of public shares.

All of Pantheon’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Pantheon and their affiliates beneficially owned and were entitled to vote 1,250,000 shares of Pantheon common stock representing approximately 17.86% of Pantheon’s issued and outstanding common stock.

In addition, affiliates of CCBS or Pantheon may choose to buy shares of Pantheon public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Pantheon public common stock purchased by affiliates of CCBS or Pantheon will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that, in the event the business combination with CCBS is not consummated and Pantheon is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Interests of Pantheon’s Officers and Directors

When you consider the recommendation of the Pantheon board of directors, you should keep in mind that Pantheon’s executive officers and members of Pantheon’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•
if the Extension Amendment is not approved and a business combination is not approved by December 14, 2008, Pantheon will be required to liquidate. In such event, the 1,250,000 shares of common stock held by Pantheon officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless, as will the 2,083,334 warrants that were acquired prior to the IPO for an aggregate purchase price of $1,250,000. Such common stock and warrants had an aggregate market value of approximately $7,325,000 based on the last sale price of $5.81 and $0.03, respectively, on the OTC BB on November 5, 2008 and November 6, 2008, respectively;

•
in connection with the IPO, Mark D. Chen agreed to indemnify Pantheon for debts and obligations to vendors that are owed money by Pantheon, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the business combination is consummated, Mr. Chen will not have to perform such obligations. As of September 30, 2008, Pantheon believes that the maximum amount of the indemnity obligation of Mr. Chen is approximately $156,861, which is equal to the amount payable to creditors, less amounts relating to creditors for which Pantheon has received a waiver of each such creditor’s right to sue the trust account. Pantheon does not have sufficient funds outside of the trust account to pay these obligations. Therefore, if the business combination is not consummated and vendors that have not signed waivers, sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and Mr. Chen would be required to fulfill his indemnification obligations and he may not be able to satisfy his individual obligations to indemnify Pantheon;

•	warrants to purchase Pantheon common stock held by Pantheon’s officers and directors are exercisable only upon consummation of a business combination;

•
all rights specified in Pantheon’s certificate of incorporation relating to the right of officers and directors to be indemnified by Pantheon, and of Pantheon’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and Pantheon liquidates, Pantheon will not be able to perform its obligations to its officers and directors under those provisions;

•
if the business combination with CCBS is completed, Albert Chen and Ting Zheng will serve as executive directors of Pantheon Cayman and Mark D. Chen intends to serve as a non-executive director of Pantheon Cayman; and

•
Pantheon’s financial, legal and other advisors have rendered services for which they may not be paid if the business combination is not approved. As any recovery of such fees and expenses by these vendors will be much more difficult in the event the business combination is not approved, while such recovery is not expressly contingent on the outcome of the Pantheon stockholder vote, these vendors could be viewed as having an interest in the outcome of such vote.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, Pantheon’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Pantheon and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.

In determining to recommend the Extension Amendment, Pantheon’s board of directors concluded that the proposed business combination with CCBS is in the best interests of Pantheon’s stockholders, since it believes Pantheon’s stockholders will benefit from the business combination with CCBS. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect Pantheon stockholders from having to keep their investments for an unreasonably long period if Pantheon failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who believe they might find CCBS to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of Pantheon or its stockholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed above, the Pantheon’s board of directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by Pantheon’s public stockholders (or a liquidation, if dissenting votes are 20% or greater) would have no adverse effect on the public stockholders, because they would receive approximately the same amounts they would if Pantheon were liquidated on December 14, 2008, and, if the proposed business combination is later disapproved, its public stockholders at that time would receive approximately the same liquidation proceeds as if Pantheon were liquidated as of December 14, 2008. Because of the two separate opportunities for public stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to public stockholders dissenting from the Extension Amendment and the proposed business combination could exceed the amount that would have been distributed to dissenters from the proposed business combination had the business combination been approved (without a prior vote on the Extension Amendment). However, even if the maximum number of public stockholders exercised their conversion rights in connection with the approvals of both the Extension Amendment and the business combination, Pantheon’s board of directors believes it would be immaterial to Pantheon after consummation of the CCBS business combination in light of CCBS’s cash position.

Pantheon’s Board of Directors consulted Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Morris James’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Pantheon’s board of directors has unanimously approved the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of Pantheon’s outstanding common stock, in accordance with Delaware law, Pantheon believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

In determining whether to propose the Extension Amendment, Pantheon’s board of directors took into consideration the fact that a substantial amount of Pantheon stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In addition, Pantheon’s board of directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of public stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of Pantheon shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to Pantheon’s stockholders to the best of their ability, as well as substantially less than the potential benefits to public stockholders wishing to have an opportunity to consider the proposed CCBS business combination, which they, as Pantheon stockholders as well, share. In making that determination, the Chairman of the board of directors took into consideration the fact that in proposing the Extension Amendment, he may incur indemnification obligations to Pantheon under his existing commitment substantially in excess of those currently accrued. At the same time, he recognized that completing the proposed CCBS business combination would result in a combined company more capable than Pantheon alone to pay existing obligations of Pantheon and expenses incurred after approval of the Extension Amendment, all of which obligations he might be called upon to pay under his existing commitment.

After careful consideration of all relevant factors, Pantheon’s board of directors determined that the Extension Amendment is fair to and in the best interests of Pantheon and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment.

THE CCBS BUSINESS COMBINATION

The following is a brief summary of the terms and background of the Merger Agreement that Pantheon entered into with CCBS and certain of its shareholders. Upon completion of the SEC’s review of Pantheon’s Form S-4 registration statement, a definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with CCBS. This proxy statement will contain important information regarding the business combination, as well as the redomestication to be completed in connection with the business combination.

YOU ARE NOT BEING ASKED TO PASS ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A PUBLIC STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH CCBS IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND PANTHEON EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE, AFTER THE SEC HAS HAD THE OPPORTUNITY TO REVIEW AND COMMENT ON THE PROXY STATEMENT.

General

On November 3, 2008, the Merger Agreement was entered into by and among Pantheon, Pantheon Arizona, CCBS and certain of CCBS’s shareholders.

Redomestication to the Cayman Islands

Pursuant to the Merger Agreement, upon stockholder approval, Pantheon will complete a corporate reorganization that would result in holders of Pantheon securities holding securities in Pantheon Cayman, a Cayman Islands company rather than in Pantheon, a Delaware corporation. The reorganization involves two steps. First, Pantheon, the current Delaware corporation, will effect a short-form merger pursuant to Section 253 of the GCL in which it will merge with and into Pantheon Arizona, its wholly owned Arizona subsidiary, with Pantheon Arizona surviving the merger. Second, after the merger, Pantheon Arizona will become Pantheon Cayman, a Cayman Islands company, pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law. The reorganization will change Pantheon’s place of incorporation from Delaware to the Cayman Islands. The entire two-step transaction is referred to as the “redomestication.”

The redomestication will result in all of Pantheon’s issued and outstanding shares of common stock immediately prior to the redomestication converting into ordinary shares of Pantheon Cayman, and all units, warrants and other rights to purchase Pantheon’s common stock immediately prior to the redomestication being exchanged for substantially equivalent securities of Pantheon Cayman. The shares of Pantheon Cayman shall continue to be quoted on the OTC BB or such other public trading market on which its shares may be trading at such time. Pantheon will cease to exist and Pantheon Cayman will be the surviving corporation. In connection therewith, Pantheon Cayman will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Pantheon, including any and all agreements, covenants, duties and obligations of Pantheon set forth in the Merger Agreement.

Business Combination with CCBS Cayman; Acquisition Consideration

Immediately following the redomestication, Pantheon Cayman will acquire each issued and outstanding ordinary share of CCBS held by the CCBS selling shareholders in exchange for an aggregate of up to 57,851,240 ordinary shares, or a ratio of one ordinary share of Pantheon Cayman for approximately every 2.8 CCBS ordinary shares. We refer to this share exchange as the “business combination.” Upon consummation of the business combination, Pantheon Cayman will change its name to China Cord Blood Services Holdings Corporation. Immediately after the business combination, all stock options of China Stem Cells Holdings Limited, an exempted company incorporated in the Cayman Islands and wholly-owned subsidiary of CCBS (“CSC”), will be amended such that the options will become exercisable for ordinary shares of Pantheon Cayman and thereafter become substantially equivalent securities of Pantheon Cayman, with each option to purchase one share of CSC becoming an option to purchase 35.73314 Pantheon Cayman ordinary shares.

In addition, pursuant to an earn-out provision in the Merger Agreement, Pantheon Cayman has agreed to issue, over a period of three years, warrants exercisable for up to 9,000,000 ordinary shares of Pantheon Cayman (“earn-out warrants”) to CCBS’s senior management based on the percentage increase in the number of new subscribers during the relevant periods. Each warrant will be exercisable for one ordinary share of Pantheon Cayman at an exercise price equal to the lower of $5.00 and the market price on the date of issuance and have a term of five years.

Pursuant to the Merger Agreement, the redomestication will not be consummated unless the business combination is also approved. Similarly, the business combination will not take place unless the redomestication is also approved. Upon the consummation of the redomestication and the business combination, Pantheon Cayman will own at least 88% of the issued and outstanding ordinary shares of CCBS.

Background of Transaction

Promptly after Pantheon’s IPO in December 2006, the officers and directors of Pantheon commenced the process of sourcing potential business combination targets. The board of Pantheon established a list of criteria for screening for potential targets, including:

•	significant portion of operations located in mainland China

•	business sector with favorable profitability and growth outlook

•	the competitive position of the target within the sector to be among the leaders or with unique competitive advantages

•	business model must have long term sustainability

•	strong historical financial track record demonstrating the growth of the target's business as well profitability of its business model

•	size significant enough to pass 80% test

•	strong management capable of leading the target going forward after the business combination

•	a suitable offshore structure

•	high motivation by the target combination to be listed as a public company in US

•	financial track record and internal control system that allows for a US GAAP audit report to be produced

The Pantheon team reached out to a large number of business contacts that it believed might refer potential targets to Pantheon, including individuals known to the Pantheon team as knowledgeable about deals in the marketplace, financial advisory firms specialized in deal flow sourcing or advising companies in fund raising or financial transactions, senior business executives, professional investment managers and private equity investment funds.

Between the closing of IPO of Pantheon and August 2008, Pantheon received leads and reviewed a total of more than 150 potential business combination candidates. These candidates are engaged in a wide range of industry sectors, including retail, manufacturing of consumer products, light manufacturing, natural resource, energy, education, business services, consumer services, technology, telecommunications, agriculture products production and processing, media and advertising, healthcare, hospitality and lodging, logistics and transportation and heavy industrial manufacturing. Most of these reviews were done on a preliminary basis, and did not progress towards a substantive discussion of terms of a potential transaction with Pantheon. Depending on the candidate involved, these companies were deemed unsuitable as a business combination target with Pantheon for various reasons, including but not limited to, the target not meeting Pantheon's criteria as described above or lack of interest on the part of the candidate to pursue further discussions with Pantheon.

Out of the candidates that Pantheon has reviewed, Pantheon moved forward with substantive discussions beyond the level of an initial proposal, including conducting substantial due diligence and preliminary discussions of terms of transactions, with 22 of such candidates. These candidates were in following different industry sectors: consumer product manufacturing and distribution, retail and distribution, media & advertising, real estate developer, hotel and lodging, food and agriculture, and transportation, energy, healthcare, IT services, electronic product manufacturing, heavy industrial manufacturing, and light industrial manufacturing. Of these 22, three candidates progressed into even further due diligence work by Pantheon, together with preliminary discussions of principal deal terms and negotiations towards a potential business combination. However, Pantheon did not proceed forward with these candidates due to a combination of factors, including, among other factors, the candidates were not capable of producing US GAAP audited financial statements in a timely fashion, and that Pantheon and the candidates could not reach consensus on legal and business terms on the definitive merger agreements, as more fully described below.

The first was a ship building company that Pantheon initially met with in March 2007. Pantheon and the candidate entered into a non-binding letter of intent and Pantheon proceeded with due diligence on the candidate itself and its industry sector more generally. Pantheon terminated the discussion when it became clear to Pantheon that the candidate was not yet ready to proceed with the required audit process and that the middle-to-long term outlook for that industry segment was uncertain.

The second company was a retail and distribution company that Pantheon initially contacted in January 2007. Pantheon and the candidate entered into a non-binding letter of intent and proceeded with due diligence. After extended negotiation with the target regarding deal structuring, the negotiation was terminated because the complexity of the transaction might lead to the financial effects of the transaction being unacceptable to the major shareholders of the candidate.

The third company was a food production company that Pantheon met initially in October 2007. Pantheon conducted initial due diligence work on the target and then entered into a non-binding letter of intent, proceeding simultaneously with a significant due diligence effort on the candidate itself and its industry sector, as well as commencing structuring discussions and negotiation for a definitive merger agreement. During the course of the summer of 2008, the parties had several negotiating sessions while the candidate's business sector experienced significant volatility in demand and pricing. Pantheon and the candidate renegotiated the terms of the proposed transaction from time to time to accommodate such changes in the business fundamentals, but were unable to reach agreement. Eventually, when the two sides were attempting to reach a mutually satisfactory consensus on terms, the Pantheon and CCBS negotiation began in late August 2008, which yielded more favorable terms for Pantheon, leading it to break off discussions with the food production company.

Background of Discussion with CCBS

Initial discussions took place on July 7, 3008 between Mr. Kam Yuan, the Chairman of Golden Meditech Company Limited, the controlling shareholder of CCBS, and Mr. Mark Chen. Mr. Chen and Mr. Kam had known each other socially prior to the call. Mr. Chen, however, was not previously aware of GM's intention to separately list CCBS. Mr. Kam explained the rationale from GM's standpoint, and Mr. Chen commenced the initial due diligence om relation to a potential transaction. Mr. Chen performed preliminary due diligence on GM, CCBS, and the cord blood industry in China. On July 14, 2008, Mr. Chen provided to GM a basic term structure that Pantheon believed to be feasible. GM did not indicate that it will accept the initial offer, but indicated that it would consider it if the offer was improved from a financial point of view. In the weeks following this initial proposal, personnel from both GM and Pantheon had numerous discussions regarding potential deal structuring, while Pantheon management continued to perform due diligence.

Negotiation of Definitive Agreement

After several meetings and conference calls among CCBS management, Mr. Kam, Mr. Albert Chen and Pantheon’s officers and directors (Mr. Mark Chen, Mr. Kezhong Wu, Ms. Jun Mu, and Ms. Jennifer Weng) between August 22 and August 25, Pantheon submitted a summary of basic terms of the transaction on August 30, 2008. CCBS responded with a counteroffer on September 2, 2008. Afterwards, numerous negotiations between Pantheon and CCBS were held and the legal advisors to both companies discussed the proposed transaction and the use of an Arizona entity to effect a redomiciliation of Pantheon to the Cayman Islands. There were also several conference calls and numerous email discussions between Pantheon, CCBS, Jones Day and Loeb & Loeb regarding the tax implications of the transaction. After the discussions and negotiations, the essential deal terms were tentatively agreed on or around September 6 and Loeb & Loeb was instructed to draft the initial definitive merger agreement ("Merger Agreement"). On September 7 2008, Pantheon provided the first draft of the merger agreement to CCBS and its legal counsel Jones Day.

As part of its business due diligence, Pantheon reviewed various internal agreements, financial data and legal documents provided by CCBS and Pantheon’s directors and officers made total of eleven visits to various offices and facilities of CCBS, in Beijing, Guangzhou and Hong Kong, examined the operational flow, process, and storage facilities of cord blood banks and interviewed various members of senior management team of CCBS. Pantheon management team also examined and estimated the overall size of CCBS’ historical storage quantities of cord blood, its excess capacity for the future and reviewed numerous third party reports and analyses on the global and PRC cord blood industry. In addition, Pantheon’s directors and officers participated in over 40 telephone conferences between various members of the working group, including CCBS, attorneys and accountants, to discuss various aspects of due diligence, transaction terms and structuring.

On September 5, 2008, and again on September 7, 2008, CCBS sent several lists requesting various documents and information related to Pantheon in order to satisfy CCBS' due diligence work on Pantheon. Pantheon responded on September 6, and again on September 16, with various requested items on CCBS's lists.

During the drafting process of the Merger Agreement, CCBS and Pantheon continued to negotiate various business and legal terms of the Merger Agreement through out September until the Merger Agreement was finalized to submit to the shareholders of CCBS on or around October 5, 2008.

On October 27, 2008, Pantheon held a telephonic board meeting attended by all the members of the board of directors and at which the proposed transaction was approved and management authorized to sign the definitive merger agreement and to file the necessary documents with the SEC to hold a shareholders’ meeting for the solicitation of shareholders’ approval of the business combination with CCBS. Accordingly, the Merger Agreement was signed on November 3, 2008. Prior to the market open on November 4, 2008, Pantheon filed a Current Report on Form 8-K announcing the execution of the Merger Agreement.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Pantheon’s common stock as of November 7, 2008 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

As of November 7, 2008 there were a total of 7,000,000 shares of common stock (including 5,750,000 public shares). Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Mark D. Chen	692,500	(2)	9.9%
Jennifer J. Weng	692,500	(3)	9.9%
Christina Jun Mu	231,250	(4)	3.3%
Kevin Kezhong Wu	231,250	(4)	3.3%
Fir Tree, Inc. (5)	693,000	(6)	9.9%
Farallon Partners, L.L.C. (7)	525,000	(8)	7.5%
QVT Financial LP (9)	452,350	(10)	6.5%
HBK Investments L.P.(11)	449,850	(12)	6.4%
Deutsche Bank AG	395,245	(13)	5.6%
President and Fellows of Harvard College	746,299	(14)	10.7%
All directors and executive officers as a group (4 individuals)	1,155,000	(15)	16.5%

(1)	Unless otherwise noted, the business address of each beneficial owner is 3106B, Office Tower A, Beijing Fortune, Plaza 7 Dongsanhuan Zhonglu, Chaoyang District, Beijing100020, China.

(2)
Includes (i) 100,000 shares of common stock held by Jennifer J. Weng, Mr. Chen’s wife, and (ii) 350,000 shares of common stock held by Super Castle Investments Limited, a company owned by Mr. Chen. Does not include 1,291,667 warrants to purchase shares of common stock, held by Pantheon China Acquisition Limited, an entity controlled by Mr. Chen, that are not currently exercisable and will not become exercisable in 60 days.

(3)
Includes (i) 242,500 shares of common stock held by Mark D. Chen, Ms. Weng’s husband, and (ii) 350,000 shares of common stock held by Super Castle Investments Limited, a company owned by Mr. Chen. Does not include 1,291,667 warrants to purchase shares of common stock, held by Pantheon China Acquisition Limited, an entity controlled by Mr. Chen, that are not currently exercisable and will not become exercisable in 60 days.

(4)	Does not include 333,333 warrants to purchase shares of common stock that are not currently exercisable and will not be exercisable within 60 days.

(5)	The business address of Fir Tree, Inc. (Fir Tree) is 505 Fifth Avenue, 23 rd Floor, New York, New York 10017.

(6)
Includes (i) 640,038 shares of common stock held by Sapling, LLC, and (ii) 52,962 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities and exercises voting and disposition power over the shares. The foregoing was derived from a Schedule 13G filed with the SEC on February 14, 2008.

(7)	The business address of Farallon Partners, L.L.C. is c/o Farallon Capital Management, LLC, One Maritime Plaza, Suite 1325, San Francisco, California 94111.

(8)
Includes (i) 156,500 shares of common stock held by Farallon Capital Partners, L.P., (ii) 151,400 shares of common stock held by Farallon Capital Institutional Partners, L.P., (iii) 10,100 shares of common stock held by Farallon Capital Institutional Partners II, L.P., (iv) 10,100 shares of common stock held by Farallon Capital Institutional Partners III, L.P., (v) 7,600 shares of common stock held by Tinicum Partners, L.P., and (vi) 189,300 shares of common stock held by Farallon Capital Offshore Investors II, L.P (collectively, the “Farallon Funds”). Does not include 1,050,000 warrants to purchase shares of common stock, that are not currently exercisable and will not become exercisable in 60 days. Farallon Partners, L.L.C. is the general partner of each of the Farallon Funds and exercises voting and disposition power over their shares. Effective as of September 10, 2007, Farallon Partners, L.L.C. entered into certain subadvisory arrangements with ChinaRock Capital Management Limited pursuant to which the ChinaRock Capital Management Limited was granted investment discretion over certain of the assets of the Farallon Funds. The foregoing information was derived from a Schedule 13G filed with the SEC on September 20, 2007.

(9)	The business address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

(10)
QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 368,875 shares of Common Stock, and for Quintessence Fund L.P. (“Quintessence), which beneficially owns 41,230 shares of Common Stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 42,245 shares of Common Stock. QVT Financial has the power to direct the vote and disposition of the Common Stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 452,350 shares of Common Stock, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 410,105 shares of Common Stock. The foregoing information was derived from a Schedule 13G filed with the SEC on January 16, 2008.

(11)	The business address of HBK Investments L.P. is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201.

(12)
HBK Investments L.P. (“HBK Investments”), HBK Services LLC (“Services”), HBK Partners II L.P., HBK Management LLC (“Management”), and HBK Master Fund L.P. each hold shared power to direct the vote and disposition of the Common Stock. HBK Investments has delegated discretion to vote and dispose of the Common Stock to Services. Services may, from time to time, delegate discretion to vote and dispose of certain of the Common Stock to HBK New York LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments. Jamie A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members of Management. The foregoing information was derived from a Schedule 13G filed with the SEC on October 6, 2008.

(13)
The business address of Deutsche Bank AG, London Branch, is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. The foregoing information was derived from a Schedule 13G filed with the SEC on February 6, 2008.

(14)
The business address of the President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Ave., Boston, MA 02210. The foregoing information was derived from a Schedule 13G filed with the SEC on March 10, 2008.

(15)	Does not include 1,958,333 warrants to purchase shares of common stock that are not currently exercisable and will not be exercisable within 60 days.

All 1,250,000 shares of our outstanding common stock owned by our stockholders prior to our initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described below.

The 1,250,000 shares of common stock purchased by Pantheon’s management and sponsors in a private placement prior to its IPO at $0.02 per share have been placed in escrow, until the earliest of (subject to the earlier release of such securities by the representatives of the underwriter in Pantheon’s IPO):

•	December 14, 2009;

•	Pantheon’s liquidation; or

•
the completion of a liquidation, merger, stock exchange or other similar transaction that results in all of Pantheon’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Pantheon consummating a business combination with a target business.

STOCKHOLDER PROPOSALS

If the Extension Amendment is approved and/or the business combination is consummated, Pantheon Cayman’s fiscal year will end on March 31 and Pantheon Cayman’s 2008 annual meeting of stockholders will be held on or about August 30, 2009, unless the date is changed by the Pantheon Cayman board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you need to provide it to Pantheon Cayman by no later than June 29, 2009. You should direct any proposals to Pantheon Cayman’s secretary at Pantheon Cayman’s principal office.

If Pantheon is liquidated as a result of not consummating a business combination transaction before December 14, 2008, there will be no annual meeting in 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Pantheon and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Pantheon’s proxy statement. Upon written or oral request, Pantheon will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Pantheon deliver single copies of such documents in the future. Stockholders may notify Pantheon of their requests by calling or writing Pantheon at Pantheon’s principal executive offices at Suite 10-64, #9 Jianguomenwai Avenue, Chaoyang District, Beijing, China, 100600, 86-10-85322720.

WHERE YOU CAN FIND MORE INFORMATION

Pantheon files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Pantheon with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. Pantheon files its reports, proxy statements and other information electronically with the SEC. You may access information on Pantheon at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the business combination by contacting us at the following address, telephone number or email address:

Pantheon China Acquisition Corp.
Suite 10-64, #9 Jianguomenwai Avenue
Chaoyang District
Beijing, China, 100600
Attn: Mark D. Chen
Phone: 86-10-8532270

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than December 5, 2008.

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PANTHEON CHINA ACQUISITION CORP.

____________________________________________________

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW

____________________________________________________

PANTHEON CHINA ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Pantheon China Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 10, 2006.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on December 14, 2006.

4. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

5. Article SIXTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

SIXTH: The Corporation’s existence shall terminate on September 30, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

6. Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to add a new paragraph F thereto to read in its entirety as follows:

F. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund  (as defined above), inclusive of any interest thereon, calculated as of two business days prior to December 14, 2008, by (ii) the total number of IPO Shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Mark D. Chen, Chairman and Chief Executive Officer, as of the __ day of December ___, 2008.

By:
Mark D. Chen
Chairman and Chief Executive Officer

ANNEX B

OPINION OF MORRIS JAMES LLP

November 7, 2008

Pantheon China Acquisition Corp.
Room 1315, Leighton Centre
77 Leighton Road
Causeway Bay
Hong Kong, China
Attention: Mark D. Chen, Chief Executive Officer

Re: Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to Pantheon China Acquisition Corp., a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (“Secretary of State”) on April 10, 2006, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on December 14, 2006 (the “Amended and Restated Certificate of Incorporation”), which Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”). In that connection, you have requested our opinion as to the enforceability under Delaware law of a certain provision in Article SIXTH (“Article SIXTH”) of the Certificate of Incorporation which purports to prohibit certain amendments to the Certificate of Incorporation intended to be effected by the Amendment. Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

(a) The Certificate of Incorporation;

(b) The Bylaws of the Company, as adopted on April 10, 2006 (the “By-laws”), which we assume constitute the entire bylaws of the Company as currently in effect;

(c) The Amendment;

(d) The prospectus of the Company (the “Prospectus”), as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on December 14, 2006 in connection with Registration No. 333-136590;

(e) The Proxy Statement proposed to be filed with the SEC in connection with the Amendment (the “Proxy Statement”); and

(f) A certificate of good standing for the Company obtained from the Secretary of State, dated November 6, 2008 (the “Good Standing Certificate”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.

BACKGROUND

The Proxy Statement states, and we have assumed as true for purposes of this opinion, that (i) on November 3, 2008, the Company entered into an Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”) with China Cord Blood Services Corporation (“CCBS”) and certain of its shareholders that contemplates a corporate redomestication of Pantheon to the Cayman Islands and a share exchange with the CCBS shareholders that, if approved, would result in Pantheon holding at least 88% of the outstanding ordinary shares of CCBS, and (ii) the transaction contemplated by the Merger Agreement constitutes a “Business Combination” within the meaning of the Certificate of Incorporation. Pursuant to Article SIXTH of the Certificate of Incorporation, the Company’s existence shall terminate on December 14, 2008 (the “Termination Date”).

The Company is concerned that it might not be possible to consummate the Merger Agreement prior to December 14, 2008, and under the Certificate of Incorporation as it presently exists, a failure to consummate the Merger Agreement by the Termination Date would result in the mandatory dissolution and liquidation of the Company.

Accordingly, the Company is considering the Amendment, which would (i) extend the Termination Date from December 14, 2008 to September 30, 2009, and (ii) allow holders of less than 20% of the Company’s public shares who vote against the Amendment and elect conversion to convert1  their shares into a portion of the funds available in the trust account (the “Trust Fund”) established in connection with the IPO.

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1 Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

We understand that even if the Amendment is duly approved and becomes effective, any holder of the Company’s public shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i. e., a redemption) of his, her, or its shares, such that the holder will receive for those shares his, her, or its pro rata share of the funds available in the Trust Fund. In addition, we understand that even if the Merger Agreement is consummated, holders of the Company’s public shares who have voted against consummation of the Merger Agreement will continue to have the right to elect to convert their public shares into a portion of the funds available in the Trust Fund, as provided in Article SEVENTH of the Certificate of Incorporation.

Article SIXTH provides, inter alia, that “[t]he Corporation’s existence shall terminate on December 14, 2008” and that “[t]his provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination.”

Thus, Article SIXTH purports to divest the Company (and consequently its directors and stockholders) of the power to amend Article SIXTH prior to the consummation of a Business Combination.

DISCUSSION

1. May Article SIXTH be amended as provided in the Amendment?

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment....In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(6) To change the period of its duration.

8 Del. C. § 242(a). In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected [as provided therein.”. 8 Del. C. § 242(b) (emphasis added). Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting or at a special meeting called for such purpose. 8 Del. C. § 242(b)(1).2  Subsection (b)(l) further provides that “[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective. Id.3

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2 Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL. 8 Del. C. § 228.

3 We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings. Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders. See 8 Del. C. § 303. A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval. Id. To the extent Article Sixth purports to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated or during the Business Target Acquisition Period, respectively, it is our view that such Article is invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals. The statutory language itself suggests that the power to amend the certificate of incorporation is an important and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation. Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter[.]

8 Del. C. § 1 02(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders...; if such provisions are not contrary to the laws of this State.

8 Del. C. § 102(b)(1). In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof. First, Section 1 02(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers. See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties. The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied, is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952). For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242. Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders. A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(1) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to amend the certificate of incorporation might be unenforceable. In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock. Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued. Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock. Id. at 347. The Supreme Court held that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.” Id. at 351. Although Triplex Shoe dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation. For the same reasons articulated by the Supreme Court in Triplex Shoe, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.4

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1). The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter. Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

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4 Our conclusion in this regard is bolstered by Section 151 (b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series. of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.” 8 Del. C. § 151(a). In our view, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation. See 8 Del. C. § 151(b); Triplex Shoe, 152 A. at 347,351 (discussed above).

Id. at 848. The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision. See id. at 848-849 & nn. 29, 30.5  The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid. Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers. In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided by the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate of amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 883 A.2d 837, 852 (Del. Ch. 2004).

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are core rights of fundamental importance under the GCL. We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above. The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL. For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate. 2006 WL 1668051 (Del. Ch. June 5, 2006). The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment. Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid ....

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5 Specifically, the Court discussed Rohe v. Reliance Training Network, 2000 WL 1038190 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loews Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loew s decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loews, 243 A.2d at 81. The Jones Apparel Court further observed that “[ i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL. Jones Apparel, 883 A.2d 837, 851 (Del. Ch. 2004).

Id., at *17. Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation. Moreover, Delaware cases often have emphasized that all rights of stockholders set forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right. See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter, and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. US. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized. In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” ld. at 657. The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers ... ,” i.e., alteration of the terms of the certificate of incorporation? ld. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied. We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.6

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6 Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 WL 42250 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex Shoe Co., 152 A. 342 (Del. ]930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 WL 42250, at *9. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.” Id. We express no view on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation. See 8 Del. C. §§ 278, 311.

2. What votes of the directors and stockholders are required to approve the Amendment?

Given our conclusion that Article SIXTH may permissibly be amended, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class (8 Del. C. §§ 228, 242(b )).7

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws. See 8 Del. C. §§ 102(b)(4), l41(b), 216, 242(b). Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del. 1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572,576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989). Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.” Cinerama, 663 A.2d at 1155. There is no provision in the Company’s Certificate of Incorporation or By-laws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

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7The Certificate of Incorporation does not contain any provision requiring a separate class vote to amend Article Sixth.

We have considered whether a Delaware court, rather than declaring the prohibition on amendments in Article SIXTH of the Certificate of Incorporation invalid and unenforceable, might instead interpret the provisions of Article SIXTH as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments purportedly prohibited thereby. We do not believe, however, that a Delaware court would interpret such provisions in that manner. Nothing in the language of Article SIXTH suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, such language purports to be an outright prohibition on the power to amend, divesting both the board and stockholders of their statutory rights to amend the specified such Article as specified. For the reasons set forth above, we believe such a provision is invalid and unenforceable. We do not believe the provision contains a sufficient level of clarity to be re-interpreted as a supermajority or unanimity provision or that it is “positive, explicit, clear and readily understandable” as such a provision. See, e.g., Centaur Partners, 582 A.2d at 927; Standard Power & Light, 51 A.2d at 576; Explorer Pipeline, 781 A.2d at 714; Rainbow Navigation, 1989 Del. Ch. LEXIS 41, at *13-14, nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters. See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where an instrument fails to reflect actual intent); Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate .... “ (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).8

For the reasons discussed above, it is our view that the Amendment may be approved by board and stockholder action at the statutory default levels and that Article SIXTH does not impose a supermajority or unanimous voting requirement for amending any of the provisions of such Article.

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

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8Even if a Delaware court were inclined to liberally interpret or reform Article SIXTH in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § I 02(b )(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as “[ a] part of a whole”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. In addition, we express no opinion as to the securities laws of the State of Delaware and the rules and regulations relating thereto.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provisions of Article SIXTH to the extent that they purport to eliminate the power to amend such Article prior to the consummation of a Business Combination. For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in the Amendment (or the Certificate of Incorporation as amended thereby) to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions. We also note that the conversion of shares to cash, as provided in the Certificate of Incorporation, as amended by the Amendment, likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL

We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of Delaware law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter’ occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the Securities and Exchange Commission (the “SEC”) and may be furnished or quoted to Loeb & Loeb LLP, the Company’s outside counsel, and relied upon by Loeb & Loeb LLP in connection with any correspondence or communications with the SEC.

Very truly yours,

/s/ Morris James LLP

Exhibit A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PANTHEON CHINA ACQUISITION CORP.

____________________________________________________

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW
____________________________________________________

PANTHEON CHINA ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Pantheon China Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 10, 2006.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on December 14, 2006.

4. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

5. Article SIXTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

SIXTH: The Corporation’s existence shall terminate on June 30, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

6. Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to add a new paragraph F thereto to read in its entirety as follows:

F. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to December 14, 2008, by (ii) the total number of IPO Shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Mark D. Chen, Chairman and Chief Executive Officer, as of the __ day of December ___, 2008.

By: _________________________________
Mark D. Chen
Chairman and Chief Executive Officer

PROXY

Pantheon China Acquisition Corp.
Suite 10-64, #9 Jianguomenwai Avenue
Chaoyang District
Beijing, China, 100600

SPECIAL MEETING OF STOCKHOLDERS

December 14, 2008

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

PANTHEON CHINA ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 14, 2008

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November       , 2008, in connection with the Special Meeting to be held at 11:00 a.m. Eastern Standard Time on December 14, 2008 at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, and hereby appoints Mark D. Chen and Kevin Wu, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Pantheon China Acquisition Corp. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING OF PROPOSALS 1 AND 2.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

Proposal 1 –Business Combination Deadline
To extend the date before which the Corporation must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 – Conversion Rights
To allow holders of up to 20% of the common stock shares issued in the Corporation’s initial public offering (“public shares”) who vote against the Extension Amendment and elect conversion to convert their shares into cash held in the Corporation’s trust account
☐	☐	☐

Only if you voted “AGAINST” BOTH proposals above and you hold shares of Pantheon common stock issued in its initial public offering, may you exercise your conversion rights and demand that the Corporation convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Pantheon common stock for cash and will no longer own these shares. You will only be entitled to receive cash for your shares if the Extension Amendment is approved (and not abandoned) and you continue to hold your shares through the time the Extension Amendment becomes effective and tender your stock certificate to the Corporation.

EXERCISE CONVERSION RIGHTS	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Dated	_________________________ 2008

______________________________________________
Stockholder’s Signature

______________________________________________
Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.